Exhibit 5.4

May 9, 2006

AMC Entertainment Inc.
920 Main Street
Kansas City, MO 64105

Re:
Registration Statement on Form S-4 (File No. 333-133574)

Ladies and Gentlemen:

        We have acted as special counsel in the State of Indiana to Loews Century Mall Cinemas, Inc., Loews Cherry Tree Mall Cinemas, Inc., and Loews Lafayette Cinemas, Inc., each an Indiana corporation (the "Guarantors"), which are indirect, wholly owned subsidiaries of AMC Entertainment Inc., a Delaware corporation (the "Issuer"), in connection with (i) the proposed issuance by the Issuer in an exchange offer (the "Exchange Offer") of $325,000,000 aggregate principal amount of 11% Series B Senior Subordinated Notes due 2016 (the "Exchange Notes"), which are to be registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for like principal amount of the Issuer's outstanding 11% Series A Senior Subordinated Notes due 2016 (the "Initial Notes"), which have not been, and will not be, so registered, and (ii) the guarantee of the Exchange Notes (the "Guarantees") by the Guarantors.

        The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of January 26, 2006, supplemented by the First Supplemental Indenture dated April 20, 2006 (together, the "Indenture") between the Issuer, the Guarantors, the other subsidiaries of the Issuer listed in the Indenture, and HSBC Bank National Association, as trustee (the "Trustee"). The terms of the Guarantees are contained in the Indenture. Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

        This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        We have examined the Indenture and such other documents and made such other investigation as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Issuer and the Guarantors and of public officials.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties.

        Our opinions set forth herein are limited to the laws of the State of Indiana that, in our experience, are applicable to the Guarantees. We do not express any opinion with respect to any securities laws or regulations, or the law of any jurisdiction other than the state of Indiana.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and to the subordinations and limitations set forth in the Indenture, we are of the opinion that:

        1.     Based solely on certificates from the Indiana Secretary of State, the Guarantors have been duly organized and are validly existing and in good standing under the laws of the State of Indiana.

        2.     The Indenture has been duly authorized and executed by the Guarantors.

        3.     The Guarantees have been duly authorized by the Guarantors.

        4.     The execution of the Indenture by the Guarantors and the performance by the Guarantors of the terms and provisions thereof do not, and the performance of the terms and provisions of the Guarantees in accordance with the Indenture will not, violate any laws of the State of Indiana.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein. We also hereby consent to Latham & Watkins LLP relying upon this opinion in providing any opinion to be delivered by them in respect of the foregoing. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                        Very truly yours,
                        /s/ Hackman Hulett & Cracraft, LLP

TKR/ss